Exhibit 99.1

Perma-Fix Schedules Fourth Quarter and Fiscal 2020 Earnings Call

ATLANTA – March 24, 2021 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI), a nuclear services company, today announced it will host a conference call at 1:00 p.m. Eastern Time on Monday, March 29, 2021.

A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2243/40535 or on the Company’s website at www.perma-fix.com. The conference call will also be available via telephone by dialing toll free 877-876-9173 for U.S. callers, or +1 785-424-1667 for international callers. The conference call will be led by Mark J. Duff, Chief Executive Officer, Dr. Louis F. Centofanti, Executive Vice President of Strategic Initiatives, and Ben Naccarato, Executive Vice President and Chief Financial Officer of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through Monday, April 05, 2021, and can be accessed by calling: 877-481-4010 for U.S. callers, or 919-882-2331 for international callers and entering conference ID: 40535

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company, and leading provider of nuclear and mixed waste management services. The Company’s nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the U.S Department of Energy (“DOE”), the U.S Department of Defense (“DOD”), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, new build construction, and radiological protection, safety and industrial hygiene capability to our clients. The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities, nationwide. Please visit us at http://www.perma-fix.com.

Contacts:

David K. Waldman-US Investor Relations

Crescendo Communications, LLC

(212) 671-1021

Herbert Strauss-European Investor Relations

herbert@eu-ir.com

+43 316 296 316